EXHIBIT 99.1

FNB United Corp. Announces Third Quarter Results

ASHEBORO, N.C., Nov. 10, 2010 (GLOBE NEWSWIRE) -- FNB United Corp. (Nasdaq:FNBN), the holding company for CommunityONE Bank, N.A., and its wholly owned subsidiary, Dover Mortgage Company, today reported a net loss of $55.7 million, or $(4.87) per diluted share, for the third quarter of 2010, compared to a net loss of $68.3 million, or $(5.98) per diluted share, for the third quarter a year ago. Third quarter 2010 results include a $55.9 million provision for loan losses. For the first nine months of the year, following a $92.8 million provision for loan losses, FNB United reported a net loss of $85.8 million, or $(7.51) per diluted share, compared to a net loss of $75.7 million, or $(6.63) per diluted share, in the first nine months of 2009.

"During the third quarter, nonperforming loans increased over $61 million. The increase in the provision was attributable primarily to a broad reduction of real estate values securing our collateral-dependent impaired loans, as well as increased historical loss rates. As a result of intensive loan review, management believes the allowance for loan losses is adequate to cover probable losses inherent in the loan portfolio," said R. Larry Campbell, Interim President and CEO.

Regulatory Actions

CommunityONE Bank consented to the issuance of a Consent Order by the Office of the Comptroller of the Currency on July 22, 2010, which mandates specific actions by the Bank to address certain findings from the OCC's examination and the Bank's current financial condition. The Consent Order contains various requirements, including a capital directive, more controls on future extensions of credit, and the Bank's development of various programs and procedures to improve its asset quality. The capital directive requires the Bank to achieve and maintain minimum regulatory capital levels in excess of the statutory minimums to be well-capitalized. In connection with the Consent Order, the Bank has developed a three-year strategic plan that establishes specific objectives, as outlined in the Consent Order, and is awaiting OCC approval of the plan.

In addition, on October 21, 2010, FNB United Corp. entered into a written agreement with the Federal Reserve Bank of Richmond. Pursuant to the agreement, FNB United's board of directors agreed to take appropriate steps to utilize fully FNB United's financial and managerial resources to serve as a source of strength to CommunityONE Bank, including causing the Bank to comply with the Consent Order issued by the OCC.

Campbell stated, "The Board of Directors and management fully agree with the Consent Order and the written agreement. We have a strategic capital plan that is designed to restore the capital levels at both the holding company and the bank. Further, FNB United is actively working with financial advisors, third party advisors and a team of management consultants to achieve this objective. We are regularly communicating with the OCC and Federal Reserve Bank on the plans and actions being taken to comply with capital ratios in the agreements."

Deposit Insurance

Neither the Consent Order nor the written agreement with the Federal Reserve Bank affects the Bank's FDIC coverage. The Bank's customer deposits remain fully insured by the FDIC to the maximum extent allowed by law. The standard deposit insurance amount is $250,000 per depositor for each account ownership category. In addition, the Bank participates in the FDIC's Transaction Account Guarantee Program, under which the FDIC will fully guarantee until December 31, 2010, all noninterest-bearing transaction accounts, NOW accounts with interest rates of 0.25% or less and IOLTAs (lawyer trust accounts), without regard to the amount in the account. For calendar years 2011 and 2012, deposits held in noninterest-bearing transaction accounts will be fully insured, regardless of the amount in the account.

Asset Quality and Provision for Loan Losses

Nonperforming loans increased during the third quarter to $291.9 million, or 20.58% of total loans at September 30, 2010 compared to $153.9 million, or 9.76% of total loans, at September 30, 2009. Construction and development loans were 50.9% of nonperforming loans for the quarter. Nonperforming loans were $230.4 million at the end of the preceding quarter.

Provisions for loan losses were $55.9 million for the quarter ended September 30, 2010, compared to $17.5 million in the same period in 2009, with total net charge-offs of $59.6 million in the third quarter of 2010 versus $12.0 million for the same period a year ago. For the nine months ended September 30, 2010, provision for loan losses totaled $92.8 million compared to $37.1 million for the prior-year period, with 2010 year-to-date net charges-offs of $76.2 million, increasing from $29.5 million in the first nine months of 2009.  FNB United's real estate owned and repossessed loan collateral was $48.9 million at September 30, 2010, compared to $42.1 million at June 30, 2010, and $24.6 million at September 30, 2009.

Nonperforming assets were $340.9 million, or 16.96% of total assets at September 30, 2010, compared to $272.5 million, or 13.47% at the end of the preceding quarter, and $178.5 million, or 8.14% a year ago. Nonperforming assets include all nonaccrual loans, all loans over 90 days delinquent and still accruing, other real estate owned, and other repossessed loan collateral. The total allowance for loan losses was $66.1 million at September 30, 2010, equal to 4.66% of loans held for investment, compared to 4.58% at June 30, 2010 and 2.69% at September 30, 2009.

Loans that were delinquent 30-89 days totaled $63.9 million, or 4.50% of total loans at September 30, 2010, compared to $19.0 million, or 1.25% of total loans at June 30, 2010, and $25.3 million, or 1.60% of total loans at September 30, 2009. The Bank had loans 90 days or more past due and still accruing, totaling $997,000 at September 30, 2010, $5.1 million at June 30, 2010 and $7.7 million at September 30, 2009.

The Bank has taken special measures to effectively manage impaired loans by adding new employees and engaging third-party contractors, all of whom are experienced in loan restorations and loan resolutions and are well equipped to resolve credit problems through forbearance, restructuring and modification agreements as well as note sales. FNB United believes adding resources in this way will help stabilize the increase in nonperforming loans and provide additional options for resolution.

Net Interest Income

Third quarter 2010 net interest income before the provision for loan losses was $11.6 million, compared to $14.0 million in the preceding quarter and $16.4 million in the third quarter a year ago. FNB United's net interest margin was 2.55% for the third quarter of 2010 compared to 3.08% in the immediate prior quarter and 3.25% in the third quarter a year ago. The reduction in the net interest margin in the third quarter 2010 of 53 basis points was primarily attributable to a reduction of 54 basis points in the average yield on commercial loans due to additional loans being put on non-accrual and the related reversal of interest income. The yield on interest earning assets declined 51 basis points compared to the previous quarter while the cost of interest-bearing liabilities increased by four basis points. For the first nine months of 2010, net interest income before the provision for loan losses was $41.3 million, compared to $45.8 million in the first nine months of 2009.

Noninterest Income

Total noninterest income was $6.5 million for the third quarter 2010, compared to $5.9 million in the previous quarter and $2.6 million in the third quarter a year ago. Mortgage loan income was $2.6 million, compared to $1.8 million for the same period in 2009. In the third quarter of 2009, the Bank incurred a $4.0 million other-than-temporary-impairment (OTTI) charge on an investment security. Noninterest income was $18.1 million for the first nine months of 2010 compared to $16.1 million in the first nine months of 2009.

Noninterest Expense

Total noninterest expense was $17.1 million in the third quarter of 2010, compared to $20.3 million in the preceding quarter and $69.1 million in the third quarter a year ago. The decrease of $3.1 million in total noninterest expense from the second to the third quarters 2010 is primarily due to a decrease in expenses related to other real estate owned of $3.3 million. The third quarter of 2009 included a final goodwill impairment charge of $52.4 million. Compensation and benefit expense for the third quarter 2010 was $1 million lower than the same period a year ago due in part to the decrease in the number of full-time equivalent employees from an average of 530 in the third quarter 2009 to 505 in the third quarter 2010.

For the first nine months of 2010, total noninterest expense decreased to $52.2 million, compared to $103.5 million in the first nine months of 2009. Net of the goodwill impairment charge in 2009 and the increase in other real estate owned expenses, expenses declined $3.3 million, or 6.7%.

Loans Held for Investment

Loans held for investment were $1.42 billion at third quarter-end 2010, compared to $1.58 billion a year earlier. Home equity loans increased $7.8 million, commercial loans decreased $190.5 million and residential loans were up $14.7 million at September 30, 2010, compared to a year ago. Assets decreased 8.4% to $2.01 billion at September 30, 2010, compared to $2.19 billion a year earlier.

Deposits

Total deposits increased 2.7% to $1.77 billion at September 30, 2010, compared to $1.72 billion twelve months earlier. Certificates of deposit increased 3.9% to $1.03 billion, from $996 million a year ago while other deposits increased 1.6% to $734 million at third quarter-end, compared to $726 million a year earlier.

Brokered certificates of deposits were $156.0 million at September 30, 2010, which was 8.8% of total deposits. As a result of the Consent Order described above, the Bank can no longer renew, roll-over or increase the amount of brokered deposits above the amount outstanding at the date of the Consent Order without obtaining a waiver from the OCC, which may or may not be granted.

Capital Levels and Shareholders' Equity

Shareholders' equity was $18.6 million at September 30, 2010, compared to $128.6 million a year earlier. Shareholders' equity includes the receipt of $51.5 million as a participant in the U.S. Treasury Department's Capital Purchase Program. Book value per common share was $(2.98) at third quarter-end 2010 compared to $6.71 a year earlier, and tangible book value per common share was $(3.36) at quarter-end 2010, compared to $6.26 a year earlier. At September 30, 2010, the Bank is significantly undercapitalized.

About the Company

FNB United Corp. is the Asheboro, North Carolina based bank holding company for CommunityONE Bank, N.A., and the bank's subsidiary, Dover Mortgage Company. Opened in 1907, CommunityONE Bank (MyYesBank.com) operates 45 offices in 38 communities throughout central, southern and western North Carolina. Through these subsidiaries, FNB United offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services.

This news release may contain forward-looking statements regarding future events.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," or "will." These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, changes in financial markets, changes in real estate markets, regulatory changes, changes in interest rates, changes in economic conditions being less favorable than anticipated, and loss of deposits and loan demand to other financial institutions. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in FNB United's filings with the Securities and Exchange Commission. FNB United does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

RESULTS OF OPERATIONS (Unaudited)
(Dollars in thousands except share and per share data)	Quarter Ended				Percent Change From
	September 30, 2010	June 30, 2010	December 31, 2009	September 30, 2009	June 30, 2010	September 30, 2009
Interest Income
Interest and fees on loans	$ 16,235	$ 18,137	$ 20,157	$ 21,132	-10.5%	-23.2%
Interest and dividends on investments securities:
Taxable income	2,603	3,120	4,392	4,689	-16.6%	-44.5%
Non-taxable income	385	395	500	562	-2.5%	-31.5%
Other interest income	153	107	117	115	43.0%	33.0%
Total interest income	19,376	21,759	25,166	26,498	-11.0%	-26.9%

Interest Expense
Deposits	6,515	6,215	7,042	7,969	4.8%	-18.2%
Borrowed funds	1,303	1,534	1,831	2,112	-15.1%	-38.3%
Total interest expense	7,818	7,749	8,873	10,081	0.9%	-22.4%

Net Interest Income before Provision for Loan Losses	11,558	14,010	16,293	16,417	-17.5%	-29.6%
Provision for loan losses	55,892	27,429	24,682	17,525	103.8%	218.9%
Net Interest Loss After Provision for Loan Losses	(44,334)	(13,419)	(8,389)	(1,108)	-230.4%	NM

Noninterest Income
Service charges on deposit accounts	1,771	1,981	2,316	2,333	-10.6%	-24.1%
Mortgage loan income	2,590	1,207	1,185	1,766	114.6%	46.7%
Cardholder and merchant services income	767	791	660	650	-3.0%	18.0%
Trust and investment services	436	518	500	459	-15.8%	-5.0%
Bank-owned life insurance	244	257	236	363	-5.1%	-32.8%
Other service charges, commissions and fees	239	236	265	303	1.3%	-21.1%
Security gains	331	828	372	620	-60.0%	-46.6%
Fair value swap gains	68	49	66	--	38.8%	NM
Total other-than-temporary impairment loss	--	--	--	(3,985)	0.0%	100.0%
Portion of loss recognized in other comprehensive income	--	--	--	--	0.0%	0.0%
Net impairment loss recognized in earnings	--	--	--	(3,985)	0.0%	100.0%
Other income	95	70	125	70	35.7%	35.7%
Total noninterest income	6,541	5,937	5,725	2,579	10.2%	153.6%

Noninterest Expense
Personnel expense	7,389	7,691	7,783	8,398	-3.9%	-12.0%
Net occupancy expense	1,257	1,238	1,349	1,365	1.5%	-7.9%
Furniture, equipment and data processing expense	1,799	1,761	1,796	1,843	2.2%	-2.4%
Professional fees	1,466	810	350	487	81.0%	201.0%
Stationery, printing and supplies	121	141	166	179	-14.2%	-32.4%
Advertising and marketing	348	387	519	480	-10.1%	-27.5%
Other real estate owned	1,345	4,615	1,440	1,786	-70.9%	-24.7%
Credit/debit card expense	416	447	416	443	-6.9%	-6.1%
FDIC assessment	1,396	812	730	1,577	71.9%	-11.5%
Goodwill impairment	--	--	--	52,395	0.0%	-100.0%
Other expense	1,590	2,369	1,819	194	-32.9%	719.6%
Total noninterest expense	17,127	20,271	16,368	69,147	-15.5%	-75.2%
Loss Before Income Taxes	(54,920)	(27,753)	(19,032)	(67,676)	-97.9%	18.8%
Income taxes (benefit)/expense	(74)	(2,828)	9,000	(185)	97.4%	60.0%
Net Loss	(54,846)	(24,925)	(28,032)	(67,491)	-120.0%	18.7%
Preferred stock dividends	(825)	(822)	(818)	(813)	-0.4%	-1.5%
Net Loss to Common Shareholders'	$ (55,671)	$ (25,747)	$ (28,850)	$ (68,304)	-116.2%	18.5%

Loss per common share:
Basic	$ (4.87)	$ (2.25)	$ (2.53)	$ (5.98)	-116.2%	18.5%
Diluted	$ (4.87)	$ (2.25)	$ (2.53)	$ (5.98)	-116.2%	18.5%

Cash dividends declared per common share	$ --	$ --	$ --	$ 0.05	0.0%	-100.0%

Weighted average shares outstanding:
Basic	11,423,657	11,424,435	11,423,058	11,420,868
Diluted	11,423,657	11,424,435	11,423,058	11,420,868

NM = Not Meaningful

RESULTS OF OPERATIONS (Unaudited)
(Dollars in thousands except share and per share data)	Year-to-Date		Percent
	September 30, 2010	September 30, 2009	Change
Interest Income
Interest and fees on loans	$ 53,777	$ 63,995	-16.0%
Interest and dividends on investments securities:
Taxable income	9,548	11,864	-19.5%
Non-taxable income	1,215	1,756	-30.8%
Other interest income	346	282	22.7%
Total interest income	64,886	77,897	-16.7%

Interest Expense
Deposits	19,133	25,448	-24.8%
Borrowed funds	4,485	6,653	-32.6%
Total interest expense	23,618	32,101	-26.4%

Net Interest Income Before Provision for Loan Losses	41,268	45,796	-9.9%
Provision for loan losses	92,811	37,084	150.3%
Net Interest (Loss)/Income After Provision for Loan Losses	(51,543)	8,712	-691.6%

Noninterest Income
Service charges on deposit accounts	5,690	6,640	-14.3%
Mortgage loan income	4,982	8,703	-42.8%
Cardholder and merchant services income	2,237	1,854	20.7%
Trust and investment services	1,432	1,241	15.4%
Bank owned life insurance	742	833	-10.9%
Other service charges, commissions and fees	835	890	-6.2%
Security gains	1,827	617	196.1%
Fair value swap gains	162	--	NM
Total other than temporary impairment loss	--	(4,985)	100.0%
Portion of loss recognized in other comprehensive income	--	--	0.0%
Net impairment loss recognized in earnings	--	(4,985)	100.0%
Other income	195	302	-35.4%
Total noninterest income	18,102	16,095	12.5%

Noninterest Expense
Personnel expense	22,842	25,305	-9.7%
Net occupancy expense	3,795	4,173	-9.1%
Furniture, equipment and data processing expense	5,330	5,325	0.1%
Professional fees	2,861	1,720	66.3%
Stationery, printing and supplies	380	516	-26.4%
Advertising and marketing	1,218	1,536	-20.7%
Other real estate owned	6,431	2,032	216.5%
Credit/debit card expense	1,325	1,256	5.5%
FDIC assessment	2,930	3,440	-14.8%
Goodwill impairment	--	52,395	-100.0%
Other expense	5,111	5,819	-12.2%
Total noninterest expense	52,223	103,517	-49.6%
Loss Before Income Taxes	(85,664)	(78,710)	-8.8%
Income taxes benefit	(2,316)	(5,050)	54.1%
Net Loss	(83,348)	(73,660)	-13.2%
Preferred stock dividends	(2,466)	(2,055)	-20.0%
Net Loss to Common Shareholders'	$ (85,814)	$ (75,715)	-13.3%

Loss per common share:
Basic	$ (7.51)	$ (6.63)	-13.2%
Diluted	$ (7.51)	$ (6.63)	-13.2%

Cash dividends declared per common share	$ --	$ 0.05	-100.0%

Weighted average shares outstanding:
Basic	11,424,038	11,414,928
Diluted	11,424,038	11,414,928

NM = Not Meaningful

FINANCIAL CONDITION (Unaudited)
(Dollars in thousands except share and per share data)	As of				Percent Change From
	September 30, 2010	June 30, 2010	December 31, 2009	September 30, 2009	June 30, 2010	September 30, 2009
ASSETS
Cash and due from banks	$ 20,876	$ 73,535	$ 27,600	$ 32,160	-71.6%	-35.1%
Interest-bearing bank balances	125,378	5,024	98	376	NM	NM
Federal funds sold	--	--	--	65,064	0.0%	-100.0%
Securities available-for-sale	284,077	280,120	237,630	261,811	1.4%	8.5%
Securities held-to-maturity	--	--	88,559	92,777	0.0%	-100.0%
Loans held for sale	41,133	31,559	58,219	52,520	30.3%	-21.7%
Loans held for investment	1,418,587	1,521,965	1,563,021	1,576,530	-6.8%	-10.0%
Less: Allowance for loan losses	(66,065)	(69,760)	(49,461)	(42,349)	5.3%	-56.0%
Net loans held for investment	1,352,522	1,452,205	1,513,560	1,534,181	-6.9%	-11.8%

Premises and equipment, net	45,945	46,858	48,115	48,852	-1.9%	-6.0%
Other real estate owned	48,770	42,002	35,170	24,507	16.1%	99.0%
Core deposit premiums	4,372	4,570	4,968	5,166	-4.3%	-15.4%
Bank-owned life insurance	31,700	31,432	30,883	30,612	0.9%	3.6%
Other assets	55,467	55,152	56,494	45,408	0.6%	22.2%
Total Assets	$ 2,010,240	$ 2,022,457	$ 2,101,296	$ 2,193,434	-0.6%	-8.4%
LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$ 153,916	$ 158,949	$ 152,522	$ 147,751	-3.2%	4.2%
Interest-bearing deposits:
Demand, savings, and money market deposits	580,002	592,614	594,377	577,778	-2.1%	0.4%
Time deposits of $100,000 or more	566,189	484,734	425,858	445,545	16.8%	27.1%
Other time deposits	468,699	487,463	549,371	550,668	-3.8%	-14.9%
Total deposits	1,768,806	1,723,760	1,722,128	1,721,742	2.6%	2.7%

Retail repurchase agreements	12,441	16,424	13,592	19,467	-24.3%	-36.1%
Federal Home Loan Bank advances	120,214	119,573	166,165	167,953	0.5%	-28.4%
Federal funds purchased	--	--	10,000	75,000	0.0%	-100.0%
Subordinated debt	15,000	15,000	15,000	15,000	0.0%	0.0%
Junior subordinated debentures	56,702	56,702	56,702	56,702	0.0%	0.0%
Other liabilities	18,512	18,464	19,350	8,967	0.3%	106.4%
Total liabilities	1,991,675	1,949,923	2,002,937	2,064,831	2.1%	-3.5%
SHAREHOLDERS' EQUITY
Series A preferred stock	48,739	48,558	48,205	48,033	0.4%	1.5%
Common stock warrants	3,891	3,891	3,891	3,891	0.0%	0.0%
Common stock	28,561	28,561	28,566	28,566	0.0%	0.0%
Surplus	115,066	115,057	115,039	114,983	0.0%	0.1%
Retained earnings/(accumulated deficit)	(180,432)	(126,376)	(96,234)	(67,385)	-42.8%	-167.8%
Accumulated other comprehensive income/(loss )	2,740	2,843	(1,108)	515	-3.6%	432.0%
Total shareholders' equity	18,565	72,534	98,359	128,603	-74.4%	-85.6%
Total Liabilities and Shareholders' Equity	$ 2,010,240	$ 2,022,457	$ 2,101,296	$ 2,193,434	-0.6%	-8.4%

Shares outstanding at end of period	11,424,390	11,424,390	11,426,413	11,426,413	0.0%	0.0%

Book value per common share (1)	$ (2.98)	$ 1.76	$ 4.05	$ 6.71	-269.6%	-144.4%
Tangible book value per common share (1)(2)	$ (3.36)	$ 1.36	$ 3.61	$ 6.26	-347.7%	-153.8%

NM = Not Meaningful

(1) - Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and does not include preferred stock or stock warrants.
(2) - Calculation excludes goodwill and core deposit premiums.

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)
(Rates / Ratios Annualized)
	For the Quarters Ended
OPERATING PERFORMANCE:	September 30, 2010	June 30, 2010	December 31, 2009	September 30, 2009
Average securities	$ 282,473	$ 266,315	$ 348,158	$ 351,254
Average loans held for sale	28,291	37,873	53,308	67,984
Average loans	1,496,579	1,538,220	1,572,025	1,590,196
Average other interest-earning assets	29,377	18,620	27,180	32,799
Average noninterest-earning assets	215,783	182,099	136,870	172,256
Total average assets	$ 2,052,503	$ 2,043,127	$ 2,137,541	$ 2,214,489

Average interest-bearing deposits	$ 1,603,328	$ 1,534,463	$ 1,574,068	$ 1,498,662
Average noninterest bearing deposits	159,004	161,137	152,977	156,347
Average borrowings	204,899	234,865	275,625	352,366
Average noninterest-earning liabilities	16,984	16,765	7,556	13,448
Total average liabilities	1,984,215	1,947,230	2,010,226	2,020,823
Total average shareholders' equity	68,288	95,897	127,315	193,666
Total average liabilities and shareholders' equity	$ 2,052,503	$ 2,043,127	$ 2,137,541	$ 2,214,489

Interest rate yield on loans	4.24%	4.63%	4.93%	5.06%
Interest rate yield on securities	4.49%	5.61%	5.88%	6.27%
Interest rate yield on interest-earning assets	4.24%	4.75%	5.05%	5.21%

Interest rate expense on deposits	1.61%	1.62%	1.77%	2.11%
Interest rate expense on borrowings	2.52%	2.62%	2.64%	2.38%
Interest rate expense on interest-bearing liabilities	1.72%	1.76%	1.90%	2.16%

Interest rate spread	2.52%	2.99%	3.15%	3.05%

Net interest margin	2.55%	3.08%	3.29%	3.25%

Other operating income / Average assets	1.26%	1.17%	1.06%	0.46%
Other operating expense / Average assets	3.31%	3.98%	3.04%	12.39%
Efficiency ratio (other operating expense / revenue before provision)	94.63%	101.62%	74.34%	364.01%
Return on average assets	(10.60%)	(4.89%)	(5.20%)	(12.09%)
Return on average equity	(318.64%)	(104.25%)	(87.35%)	(138.26%)
Average equity / Average assets	3.33%	4.69%	5.96%	8.75%

Tier 1 leverage	0.55%	4.06%	5.68%	7.20%
Tier 1 risk-based capital	0.73%	4.99%	6.86%	8.68%
Total risk-based capital	1.46%	9.17%	10.29%	11.52%

(Dollars in thousands)
ADDITIONAL FINANCIAL INFORMATION
	As of / For the Quarters Ended				As of / For the Nine Months Ended
NONPERFORMING ASSETS	September 30, 2010	June 30, 2010	December 31, 2009	September 30, 2009	September 30, 2010	September 30, 2009
Loans on nonaccrual status	$ 290,937	$ 225,279	$ 167,506	$ 146,227	$ 290,937	$ 146,227
Loans more than 90 days delinquent, still on accrual	997	5,140	6,908	7,670	997	7,670
Total nonperforming loans	291,934	230,419	174,414	153,897	291,934	153,897
Real estate owned (OREO)/Repossessed assets	48,924	42,103	35,238	24,634	48,924	24,634
Total nonperforming assets	$ 340,858	$ 272,522	$ 209,652	$ 178,531	$ 340,858	$ 178,531

Total nonperforming assets/Total assets	16.96%	13.47%	9.98%	8.14%	16.96%	8.14%

CHANGE IN THE ALLOWANCE FOR LOAN LOSSES	September 30, 2010	June 30, 2010	December 31, 2009	September 30, 2009	September 30, 2010	September 30, 2009
Balance, beginning of period	$ 69,760	$ 55,895	$ 42,349	$ 36,844	$ 49,461	$ 34,720
Provision	55,892	27,429	24,657	17,500	92,811	37,084
Recoveries of loans previously charged off	909	503	414	993	1,863	1,971
Loans charged-off	(60,496)	(14,067)	(17,959)	(12,988)	(78,070)	(31,426)
Net (charge-offs)/recoveries	(59,587)	(13,564)	(17,545)	(11,995)	(76,207)	(29,455)
Balance, end of period	$ 66,065	$ 69,760	$ 49,461	$ 42,349	$ 66,065	$ 42,349

Net chargeoffs/Average loans outstanding (annualized)	15.80%	3.54%	2.97%	2.99%	6.66%	2.48%
Allowance for loan losses/Loans held for investment	4.66%	4.58%	3.16%	2.69%	4.66%	2.69%

DEPOSITS	September 30, 2010	June 30, 2010	December 31, 2009	September 30, 2009	September 30, 2010	September 30, 2009
Noninterest-bearing	$ 153,916	$ 158,949	$ 152,522	$ 147,751	$ 153,916	$ 147,751
Interest-bearing transaction deposits:
Checking	226,305	229,067	226,696	208,723	226,305	208,723
Money Market	310,633	319,777	326,958	327,761	310,633	327,761
Savings	43,064	43,770	40,723	41,294	43,064	41,294
Total interest-bearing transaction deposits	580,002	592,614	594,377	577,778	580,002	577,778
Interest-bearing time deposits	1,034,888	972,197	975,229	996,213	1,034,888	996,213
Total deposits	$ 1,768,806	$ 1,723,760	$ 1,722,128	$ 1,721,742	$ 1,768,806	$ 1,721,742
CONTACT:  FNB United Corp.
          Mark Severson, CFO
          336.626.8351